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99.1



              Certifications of the Principal Executive Officer and
                           Principal Financial Officer
                         Pursuant to 18 U.S.C. ss.1350

         Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chairman and Chief Executive Officer of SVI Solutions, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                                /s/ Barry M. Schechter
                                                --------------------------------
                                                Barry M. Schechter
                                                Chairman of the Board,
                                                Chief Executive Officer
                                                and Principal Financial Officer

November 19, 2002








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